EXHIBIT 99(a)

                         REGISTRAR AND TRANSFER COMPANY

                               RONSON CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 27, 2001

                        REPORT OF INSPECTORS OF ELECTION


         We, the undersigned, having been duly appointed to act as Inspectors of Election at the Annual Meeting of Stockholders of RONSON CORPORATION, held on November 27, 2001, hereby certify that the number of shares of stock outstanding is 3,519,731; that the number of shares entitled to vote is 3,456,466; that the number of shares present thereat in person or by proxy is 3,202,871; that we received the votes of the Stockholders of said Meeting and that:

1. ELECTION OF DIRECTORS
   Class II (terms expire at 2004 Annual Meeting of Stockholders):

                                   FOR           %        WITHHOLD     %
                                   ---           -        --------     -

         Robert A. Aronson         2,789,091    87.1       413,780    12.9
                                   ---------    ----       -------    ----

         Erwin M. Ganz             2,736,573    85.4       466,298    14.5
                                   ---------    ----       -------    ----

         Justin P. Walder          2,789,258    87.1       413,613    12.9
                                   ---------    ----       -------    ----

2. To approve the Ronson Corporation 2001 Incentive Stock Option Plan.

         FOR        %        AGAINST        %        ABSTAIN      %
         ---        -        -------        -        -------      -

      2,710,347    84.6      479,164      15.0       13,360      0.4
      ---------    ----      -------      ----       ------      ---

3. To ratify the appointment of DEMETRIUS & Company, L.L.C.

         FOR        %        AGAINST        %        ABSTAIN      %
         ---        -        -------        -        -------      -

      2,847,703    88.9      352,898      11.0        2,270      0.1
      ---------    ----      -------      ----        -----      ---




                                          /s/Florence P. Bogaenko
                                          ------------------------
                                             Florence P. Bogaenko


                                          /s/Daniel M. Flynn
                                          ------------------------
                                             Daniel M. Flynn